                                           NIAGARA MOHAWK HOLDINGS, INC.
                    UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS
                                    FOR THE TWELVE MONTHS ENDED MARCH 31, 1998
                                             (IN THOUSANDS OF DOLLARS)                                       EXHIBIT 11



                                                                            PRO FORMA
                                                        NIAGARA            ADJUSTMENTS          CONSOLIDATED
                                                        MOHAWK            NIAGARA MOHAWK       NIAGARA MOHAWK
                                                    HOLDINGS, INC.        HOLDINGS, INC.      POWER CORPORATION
OPERATING REVENUES:
   Electric                                                                                          $3,295,241
   Gas                                                                                                  605,735
                                                    ---------------     ------------------    -----------------
                                                                                                      3,900,976
                                                    ---------------     ------------------    -----------------
OPERATING EXPENSES:
   Fuel for electric generation                                                                         189,188
   Electricity purchased                                                                              1,231,655
   Gas purchased                                                                                        312,431
   Other operation and maintenance                                                                      893,316
   Depreciation and amortization                                                                        343,369
   Other taxes                                                                                          472,155
                                                    ---------------     ------------------    -----------------
                                                                                                      3,442,114
                                                    ---------------     ------------------    -----------------
OPERATING INCOME                                                                                        458,862
Other income                                                                                             24,459
                                                    ---------------     ------------------    -----------------   -
INCOME BEFORE INTEREST CHARGES                                                                          483,321
INTEREST CHARGES                                                                                        271,958
EQUITY IN EARNINGS OF SUBSIDIARY                                                   100,676
PREFERRED DIVIDEND REQUIREMENT OF SUBSIDIARY                                       (37,221)
                                                    ---------------     ------------------    -----------------
INCOME BEFORE FEDERAL AND FOREIGN INCOME TAXES                                      63,455              211,363
FEDERAL AND FOREIGN INCOME TAXES                                                                        110,687
                                                    ---------------     ------------------    -----------------
NET INCOME (LOSS)                                                                   63,455              100,676
DIVIDENDS ON PREFERRED STOCK                                                                             37,221
                                                    ---------------     ------------------    -----------------
BALANCE AVAILABLE FOR COMMON STOCK                                                  63,455               63,455
RETAINED EARNINGS, MARCH 31, 1997                                                                       751,105
DIVIDEND OF SUBSIDIARY AT MARCH 31, 1998                                                              (129,726)
                                                    ---------------     ------------------    -----------------
RETAINED EARNINGS, MARCH 31, 1998                                                  $63,455             $684,834
                                                    ===============     ==================    =================
AVERAGE NUMBER OF SHARES OF COMMON STOCK
   OUTSTANDING (IN THOUSANDS)
BASIC AND DILUTED EARNINGS PER SHARE OF
   COMMON STOCK

                                           NIAGARA MOHAWK HOLDINGS, INC.
                    UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS
                                    FOR THE TWELVE MONTHS ENDED MARCH 31, 1998
                                             (IN THOUSANDS OF DOLLARS)                                        EXHIBIT 11
                                                 (continued . . .)

                                                      PRO FORMA FINANCIAL STATEMENTS

                                                      CONSOLIDATED                           CONSOLIDATED
                                                      OPINAC NORTH      INTER-COMPANY       NIAGARA MOHAWK
                                                     AMERICA, INC.       ELIMINATIONS       HOLDINGS, INC.
OPERATING REVENUES:
   Electric                                                                                       $3,295,241
   Gas                                                                                               605,735
                                                    ----------------    --------------    ------------------
                                                                                                   3,900,976
                                                    ----------------    --------------    ------------------
OPERATING EXPENSES:
   Fuel for electric generation                                                                      189,188
   Electricity purchased                                                                           1,231,655
   Gas purchased                                                                                     312,431
   Other operation and maintenance                                              (2,337)              890,979
   Depreciation and amortization                                                                     343,369
   Other taxes                                                                                       472,155
                                                    ----------------    --------------    ------------------
                                                                                (2,337)            3,439,777
                                                    ----------------    --------------    ------------------
OPERATING INCOME                                                                 2,337               461,199
Other income                                                                    (2,337)               22,122
                                                    ----------------    --------------    --------------------
INCOME BEFORE INTEREST CHARGES                                                                       483,321
INTEREST CHARGES                                                                                     271,958
EQUITY IN EARNINGS OF SUBSIDIARY                                              (100,676)
PREFERRED DIVIDEND REQUIREMENT OF SUBSIDIARY                                    37,221
                                                    ----------------    --------------    ------------------
INCOME BEFORE FEDERAL AND FOREIGN INCOME TAXES                                 (63,455)              211,363
FEDERAL AND FOREIGN INCOME TAXES                                                                     110,687
                                                    ----------------    --------------    ------------------
NET INCOME (LOSS)                                                              (63,455)              100,676
DIVIDENDS ON PREFERRED STOCK                                                                          37,221
                                                    ----------------    --------------    ------------------
BALANCE AVAILABLE FOR COMMON STOCK                                             (63,455)               63,455
RETAINED EARNINGS, MARCH 31, 1997                                                                    751,105
DIVIDEND OF SUBSIDIARY AT MARCH 31, 1998                      (4,851)          134,577
                                                    ----------------    --------------    ------------------
RETAINED EARNINGS, MARCH 31, 1998                            ($4,851)          $71,122              $814,560
                                                    ================    ==============    ==================
AVERAGE NUMBER OF SHARES OF COMMON STOCK
   OUTSTANDING (IN THOUSANDS)                                                                        144,412
BASIC AND DILUTED EARNINGS PER SHARE OF
   COMMON STOCK                                                                                        $0.44